Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-187116) pertaining to the Era Group Inc. 2013 Employee Stock Purchase Plan, and
(2) Registration Statement (Form S-8 No. 333-186228) pertaining to the 2012 Share Incentive Plan of Era Group Inc.
of our report dated February 26, 2016, with respect to the consolidated financial statements of Era Group Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Houston, Texas
February 26, 2016